                   GENERAL RELEASE AND SETTLEMENT AGREEMENT
                                 ("AGREEMENT")


     1. This AGREEMENT is entered into on this 6th day of May, 1998, by and between Daniel M. Kerrane (Kerrane), his heirs, successors, administrators, assigns, agents and representatives (collectively and singularly referred to as "KERRANE") and Nu-kote Holding, Inc., and Nu-kote International, Inc., its affiliates, shareholders, parents, officers, directors, agents, employees and assigns (collectively and singularly "NU-KOTE").

     2. This AGREEMENT is in full and final compromise and settlement of any and all claims which were stated or could have been stated in the civil action filed by KERRANE in the United States District Court for the Northern District of Texas, and numbered Civil Action No. 3CV97-1368-P (hereinafter the "LITIGATION").

     3. The parties agree to fully and amicably settle the LITIGATION pursuant to the following terms and conditions:

          a. Upon execution of this AGREEMENT, NU-KOTE agrees to make 12 bi-weekly severance payments to KERRANE in the amount of twelve thousand five hundred dollars ($12,500) each, totaling one hundred and fifty thousand dollars ($150,000.00).

          b. Upon execution of this AGREEMENT, NU-KOTE agrees to pay all of Kerrane's current attorney's fees related to this dispute and the lawsuit, up to a sum of forty thousand dollars ($ 40,000.00). Such amount shall include all claims for costs and attorneys' fees associated with the LITIGATION.

          c. Upon execution of this AGREEMENT, NU-KOTE agrees to waive any and all payments on the Home Purchase Loan Agreement (HPL) dated March 22, 1994 and revised January 2, 1996 regarding KERRANE'S house. In accordance with section
(iii) of the January 2, 1996 amendment, NU-KOTE and KERRANE agree that all amounts formerly owed by KERRANE on the HPL were excused and rendered "paid in full" on or about April 1, 1997. If necessary, NU-KOTE agrees to execute and file all documents granting KERRANE clear and marketable title in this property in fee simple upon reasonable request by Kerrane. To the extent such documents refer to the date that Kerrane's obligations on the HPL were completed, all such documents will list that date as April 1, 1997.

          d. NU-KOTE releases and waives any claims or potential claims it has on the Country Club membership to Stonebriar Country Club, currently in KERRANE'S name and previously paid for by NU-KOTE. Additionally, NU-KOTE agrees to sign a document addressed to Stonebriar, the contents of which are attached to this Agreement as Exhibit "A", notifying Stonebriar Country Club that NU-KOTE has waived any actual or potential ownership interest in the Country Club membership.

          e. NU-KOTE agrees to indemnify and hold harmless KERRANE in regard to the conduct of his former duties as an officer and director of NU-KOTE, including the defense of Kerrane in regards to the current lawsuit filed against KERRANE and NU-KOTE and others (the "Derivative Lawsuit") NU-KOTE agrees to treat KERRANE up to the same manner and degree of indemnification and defense as any other current or former officer or director in the Derivative Lawsuit and any other lawsuit, claim or action filed against KERRANE or NU-KOTE relating to KERRANE'S performance of duties or other conduct as an officer or director of NU-KOTE.

          f. NU-KOTE agrees to recognize KERRANE'S employment service eligibility for pension purposes extends through October 10, 1997, and Kerrane is eligible for the continuation of certain employment related medical insurance benefits and other insurance benefits under the terms of COBRA in accordance with the co-payment terms defined by COBRA, and that KERRANE has been eligible for COBRA related rights since October 10, 1997.

          g. NU-KOTE agrees to waive any right, claim or cause of action in regards to salary, benefits co-payments, or other consideration paid to, received by or given to KERRANE by NU-KOTE at any time prior to October 31, 1997.

          h. KERRANE agrees that he will be liable for any income taxes which may be due on any of the payments listed in a-g. NU-KOTE agrees it will pay withholding taxes and withholding amounts for the Severance Payments included in sub-paragraph a, above.

          i. In exchange for the considerations described in sub-paragraphs j below, NU-KOTE does hereby irrevocably and unconditionally release, acquit and forever discharge KERRANE and his heirs, agent and assigns from any and all claims, obligations, actions, liabilities, claims, actions and causes of action of whatever kind or character, arising out of or in any way related to KERRANE'S employment, association or contact with NU-KOTE, whether known or unknown, including, but not limited to, claims based upon negligence, gross negligence, fiduciary and agency law, tort law, express or implied contract, covenants of fair dealing and good faith, and any local, state or federal law, regulation or ordinance whatsoever, including without limitation, any matter, cause of action and/or claims which could have been stated in the LITIGATION. It is the express intent of NU-KOTE to enter into this full and final settlement and compromise of any and all claims against KERRANE related to his employment whatsoever. NU-KOTE will not permit any such claim to be filed on its behalf.

          j. In exchange for the considerations described in paragraphs a-i above, KERRANE does hereby irrevocably and unconditionally release, acquit and forever discharge NU-KOTE and its affiliates, shareholders, parents, officers, directors, employees, agent and assigns from any and all claims, obligations, actions, liabilities, claims, actions and causes of action of whatever kind or character, arising out of or in any way related to KERRANE'S employment, association or contact with NU-KOTE, whether known or unknown, including, but not limited to, claims based upon tort law, express or implied contract, covenants of fair dealing and good faith, wrongful discharge, the Texas Commission on Human Rights Act, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Acts of 1878 and 1873, the Family Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income

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

Security Act, the Fair Labor Standards Act of 1938, as amended, and any local, state or federal law, regulation or ordinance whatsoever, including without limitation, any matter, cause of action and/or claims which could have been stated in the LITIGATION. This release also includes any and all claims based on, or relating to, the Supplemental Employment Agreement dated February 3, 1994 between Kerrane and Nu-kote ("SUPPLEMENTAL AGREEMENT"). It is the express intent of KERRANE to enter into this full and final settlement and compromise of any and all claims against NU-KOTE relating to his employment whatsoever. KERRANE will not permit any such claim to be filed on his behalf.

          k. KERRANE agrees that NU-KOTE has no obligation, contractual, statutory or otherwise to reemploy or hire KERRANE in the future. KERRANE expressly releases NU-KOTE from and waives any and all claims for reinstatement or reemployment with NU-KOTE. KERRANE agrees to never apply for or seek re-employment or reinstatement with NU-KOTE.

          l. KERRANE agrees immediately upon execution of this AGREEMENT to join with NU-KOTE in a motion to dismiss the LITIGATION with prejudice.

     4. KERRANE and NU-KOTE stipulate and agree that neither will initiate, join in, continue and/or institute any legal proceedings or process based upon the released claims or causes of action before any administrative, judicial or other form against the other. KERRANE and NU-KOTE further agree that neither will file nor permit to be filed on its behalf and will not permit itself to be a member of any potential or existing class seeking relief against the other for any claim or cause of action covered by this AGREEMENT.

     5. By entering this AGREEMENT, neither NU-KOTE nor KERRANE admit liability in any way, and this AGREEMENT shall not be construed as an admission of liability by either NU-KOTE or KERRANE.

     6.   KERRANE and NU-KOTE warrant and represent:

          a. That they are fully entitled to give the consideration contained in this AGREEMENT;

          b. That there are no prior assignments or transfers of any portion of or interest in any of the claims or causes of action covered by this AGREEMENT;

          c. That there are no liens or assignments in law or equity against any claim or cause of action covered by this AGREEMENT; and

          d. That KERRANE and NU-KOTE are fully aware of all facts and rights with regard to their potential claims and/or causes of action and are represented by counsel with respect to these claims, and have had the opportunity to review and approve the content and execution of this AGREEMENT with counsel.

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

          e. That since October 10, 1997, KERRANE has performed no services, work or other actions on behalf of NU-KOTE, has not performed any duties as an officer or director of NU-KOTE and that KERRANE and NU-KOTE have been involved in a dispute resulting in arms-length negotiations.

          f. That the dispute involved in the LITIGATION involves disputed issues and that this AGREEMENT is the result of valid compromises to purchase peace and avoid the cost, expense and uncertainty of litigation.

          g. That KERRANE has not received any compensation in the form of wages from NU-KOTE since October 10, 1997, that KERRANE is no longer an officer or director of NU-KOTE, and that KERRANE is not an "insider" of NU-KOTE as that term is defined by 11 U.S.C. (S) 101(31).

     7. Should any provision of this AGREEMENT be declared or be determined by any Court to be illegal or invalid, the validity of the remaining terms or provisions shall not be affected thereby, and said illegal or invalid provisions shall be deemed not to be a part of this AGREEMENT.

     8. This AGREEMENT contains the entire agreement and understanding between the parties. It supersedes any and all prior negotiations, promises, agreements, understandings or contracts between the parties hereto, or their agents, pertaining to the subject matter of this AGREEMENT. The terms of this AGREEMENT are contractual, not a mere recital. KERRANE has consulted with an attorney about this AGREEMENT.

     9. This AGREEMENT is made and signed in the state of Texas and it shall be interpreted, enforced and governed under the laws of Texas.

     10. KERRANE agrees that he has read and understands this AGREEMENT and enters into it voluntarily.

     WITNESS our signatures this ______ day of May, 1998.

                              FOR KERRANE:



                              -----------------------------------
                              Daniel M. Kerrane

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

                              FOR NU-KOTE INTERNATIONAL INC.:



                              By:
                                 --------------------------------
                              Its:
                                  -------------------------------

                              FOR NU-KOTE HOLDING INC.:



                              By:
                                 --------------------------------
                              Its:
                                  -------------------------------

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